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                                                                      EXHIBIT X
                                                                      ---------

                       NOTE AND WARRANT TRANSFER AGREEMENT

I.   Transfer of Warrants and Notes

     A.   Fund I

     In exchange for $32,744.00 in cash consideration, Fenway Partners Capital Fund, L.P. ("Fund I") hereby sells, assigns and transfers to FPIP, LLC ("FPIP") the following securities, originally issued to Fund I by Aurora Foods, Inc. ("Aurora") pursuant to the Note Purchase Agreement dated as of June 27, 2002 among Aurora, Fund I and Fenway Partners Capital Fund II, L.P. ("Fund II") and the other Purchasers party thereto (the "Note Purchase Agreement"): (i) $19,664.00 of the principal amount of the note issued on June 27, 2002 (the "Fund I June Note"), (ii) $13,109.00 of the principal amount of the note issued on July 2, 2002 (the "Fund I July Note") and (iii) 2,753 warrants (the "Fund I Warrants") to purchase one share of the Common Stock, $0.01 par value per share, of Aurora (the "Common Stock"), represented by the Common Stock Warrant Certificate issued on July 8, 2002 (the "Fund I Warrant Certificate"), in each case, together with all rights, title and interest therein.

     In exchange for $41,076.00 in cash consideration, Fund I hereby sells, assigns and transfers to FPIP Trust, LLC ("FPIP Trust"): (i) $24,669.00 of the principal amount of the Fund I June Note, (ii) $16,446.00 of the principal amount of the Fund I July Note and (iii) 3,453 Fund I Warrants represented by the Fund I Warrant Certificate, in each case, together with all rights, title and interest therein.

     Fund I does hereby irrevocably constitute and appoint ___________________ attorney to transfer the said portion of the Warrants on the books of the named corporation with full power of substitution in the premises.


     B.   Fund II

     In exchange for $8,013.00 in cash consideration, Fund II hereby sells, assigns and transfers to FPIP, the following securities, originally issued to Fund II by Aurora pursuant to the Note Purchase Agreement: (i) $4,786.00 of the principal amount of the note issued on June 27, 2002 (the "Fund II June Note"),
(ii) $3,190.00 of the principal amount of the note issued on July 2, 2002 (the "Fund II July Note") and (iii) 670 warrants (the "Fund II Warrants") to purchase one share of the Common Stock represented by the Common Stock Warrant Certificate issued on July 8, 2002 (the "Fund II Warrant Certificate"), in each case, together with all rights, title and interest therein.

     In exchange for $10,466.00 in cash consideration, Fund II hereby sells, assigns and transfers to FPIP Trust: (i) $6,250.00 of the principal amount of the Fund II June Note, (ii) $4,167.00 of the principal amount of the Fund II July Note and (iii) 875 Fund II Warrants represented by the Fund II Warrant Certificate, in each case, together with all rights, title and interest therein.

     Fund II does hereby irrevocably constitute and appoint ___________________ attorney to transfer the said portion of the Warrants on the books of the named corporation with full power of substitution in the premises.

II.  Representations of FPIP and FPIP Trust

     Each of FPIP and FPIP Trust hereby agrees to be bound by the terms and provisions of Section 11 of the Fund I and Fund II Warrant Certificates.


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                         FENWAY PARTNERS CAPITAL FUND L.P.
                         By:      Fenway Partners, LP,
                                        its general partner

                         By:      Fenway Partners Management, Inc.
                                         its general partner

                         By:  /s/ Peter Lamm
                             --------------------------------------------
                                  Name: Peter Lamm
                                  Title:  Managing Director

                         By:  /s/ Richard C. Dresdale
                             --------------------------------------------
                                  Name: Richard C. Dresdale
                                  Title:  Managing Director


                         FENWAY PARTNERS CAPITAL FUND II, L.P.
                         By:      Fenway Partners II, LLC,
                                        its general partner

                         By:  /s/ Peter Lamm
                             --------------------------------------------
                                  Name: Peter Lamm
                                  Title:  Managing Director

                         By:  /s/ Richard C. Dresdale
                             --------------------------------------------
                                  Name: Richard C. Dresdale
                                  Title:  Managing Director


                         FPIP, LLC
                         By:      Fenway Partners, Inc.,
                                     its managing member

                         By:  /s/ Richard C. Dresdale
                             --------------------------------------------
                                  Name: Richard C. Dresdale
                                  Title: Managing Director


                         FPIP Trust, LLC
                         By:       Fenway Partners, Inc.,
                                     its managing member


                         By:  /s/ Richard C. Dresdale
                             --------------------------------------------
                                  Name: Richard C. Dresdale
Dated:  7/24/2003                 Title: Managing Director